UNITED STATES SECURITIES

AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-10)

INFORMATION REQUIRED IN THE PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities and Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Under Rule 14a-12

Affirmative Insurance Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of this filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AFFIRMATIVE INSURANCE HOLDINGS, INC.

4450 Sojourn Drive, Suite 500

Addison, Texas 75001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 8, 2010

Dear Stockholder:

Notice is hereby given that the 2010 annual meeting of Stockholders (the Annual Meeting) of Affirmative Insurance Holdings, Inc. (Affirmative or the Company) will be held on June 8, 2010 at 2:00 p.m. at 150 Harvester Drive, Suite 300, Burr Ridge, Illinois 60527.

The purpose of the meeting is to:

1.	elect eight directors for a one-year term;

2.	ratify the appointment of KPMG LLP as Affirmative’s independent registered public accounting firm for 2010; and

3.	act upon such other matters as may properly come before the meeting or any adjournment thereof.

Accompanying this notice is the proxy statement, which provides information about Affirmative’s Board of Directors and management team, and further describes the business we will conduct at the meeting.

Only stockholders of record as of the close of business on April 12, 2010 will be entitled to notice of, and to vote at, the Annual Meeting.

We sincerely hope you will be able to attend the meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting, and, therefore, we urge you to complete, sign, date and return the enclosed proxy card in the envelope provided for this purpose.

Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual Meeting to be held on June 8, 2010: In accordance with the rules issued by the Securities and Exchange Commission, you may access our 2009 Annual Report and our 2010 Proxy Statement at www.affirmativeholdings.com/2010ProxyMaterials.

Sincerely,

Joseph G. Fisher

Secretary

Addison, Texas

April 30, 2010

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AFFIRMATIVE INSURANCE HOLDINGS, INC.

4450 Sojourn Drive, Suite 500

Addison, Texas 75001

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 8, 2010

GENERAL INFORMATION

Solicitation and Revocability of Proxies

The Board of Directors (the Board) of the Company is soliciting proxies in connection with its Annual Meeting of Stockholders and any adjournment thereof (the Annual Meeting) to be held on June 8, 2010 at 2:00 p.m. at 150 Harvester Drive, Suite 300, Burr Ridge, Illinois 60527. The approximate date on which this proxy statement and the enclosed proxy card are first being sent to stockholders is April 30, 2010.

If the accompanying proxy card is duly executed and returned, the shares of common stock of the Company represented thereby will be voted in accordance with the Board’s recommendations set forth herein and, where the stockholder makes a specification, will be voted in accordance with such specification. A proxy may be revoked by the person executing it at any time before it has been exercised, but the revocation of the proxy will not be effective until written notice thereof has been given to Joseph G. Fisher, Secretary, Affirmative Insurance Holdings, Inc., 4450 Sojourn Drive, Suite 500, Addison, Texas 75001. If a stockholder attends the Annual Meeting, the stockholder may revoke the proxy and vote in person.

Shares Outstanding and Voting Rights

As of April 12, 2010, 15,415,358 shares of the Company’s common stock, par value $0.01 per share (the Common Stock), were outstanding. The Common Stock constitutes the only class of voting securities of the Company. Only stockholders of record as of the close of business on April 12, 2010 (the Record Date) are entitled to receive notice of, and to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote for each share so held. Holders of Common Stock of the Company do not have cumulative voting rights with respect to the election of directors.

Quorum and Required Vote

Quorum. Unless a quorum is present at the Annual Meeting, no action may be taken at the meeting except the adjournment thereof until a later time. The holders of a majority of the issued and outstanding shares of Common Stock on the Record Date, present in person or represented by proxy, are necessary to constitute a quorum at the Annual Meeting. Shares that are represented at the Annual Meeting but abstain from voting on any or all matters and “broker non-votes” (shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote) will be counted as shares present and entitled to vote in determining the presence or absence of a quorum. The inspector of election appointed for the Annual Meeting will determine the number of shares of our Common Stock present at the Annual Meeting, determine the validity of proxies and ballots, determine whether or not a quorum is present, and count all votes and ballots.

Required Vote. If a quorum is obtained, directors are elected by a plurality of all of the votes cast, in person or by proxy. This means that the eight nominees will be elected if they receive more affirmative votes than any other nominees. Votes marked “For” Item 1 will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for a specified nominee. Votes “Withheld” from a nominee also have no effect on the vote since a plurality of the shares cast at the Annual Meeting is required for the election of each nominee. Stockholders may not abstain from voting with respect to the election of directors. Votes marked “For” Item 2 will be counted in favor of the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. This year the rules that guide how brokers may vote stock held in “street name” for their beneficial holder clients have changed. A bank, broker or other nominee may no longer vote a beneficial owner’s shares with respect to the election of our eight nominees for director in the absence of the beneficial owner’s specific instructions as to how to vote with respect to such nominees, because under such rules the election of directors is no longer considered to be a “routine” matter. Because the election of directors is no longer considered to be a routine matter, your specific instructions as to how to vote with respect to each director nominee are necessary or else your bank, broker or other nominee may not cast a vote for or withhold a vote with respect to any director nominee. Because the ratification of our independent registered public accounting firm is still considered to be a routine matter for which specific instructions from beneficial owners will not be required, we do not expect any “broker non-votes” to arise in the context of this proposal.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1. What is a proxy and how does the proxy process operate?

A proxy is your legal designation of another person to vote the stock you own. The person(s) that you designate to vote your shares are called proxies. Kevin R. Callahan, Michael J. McClure and Joseph G. Fisher of the Company have been designated as proxies for the 2010 Annual Meeting of Stockholders. The term “proxy” also refers to the written document or “proxy card” that you sign to authorize those persons to vote your shares.

By executing the proxy card, you authorize the above-named individuals to act as your proxies to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary stockholder approval of proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares of Common Stock as of the Record Date) must be represented at the meeting in person or by proxy. Since few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the stockholder vote. It is important that you attend the meeting in person or grant a proxy to vote your shares to assure a quorum is obtained so corporate business can be transacted. If a quorum is not obtained, we must postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of our Company or its stockholders.

2. What is a proxy statement?

It is a disclosure document in which the Company furnishes you with important information to assist you in deciding whether to authorize the proxies to vote on your behalf.

3. What is the purpose of holding this meeting?

We are holding the Annual Meeting to elect directors and to obtain stockholder ratification for the appointment of KPMG LLP as our independent registered public accounting firm. Our Board has nominated the director nominees. The appointment of KPMG LLP as our independent registered public accounting firm has been recommended by our Audit Committee, and our Audit Committee has recommended ratification of the appointment of KPMG LLP by our stockholders. If any other matters requiring a stockholder vote properly come before the meeting, those stockholders present at the meeting and the proxies who have been appointed by our stockholders will vote as they think appropriate.

4. What is the difference between a stockholder of record and a stockholder who holds stock in street name?

(a)	If your shares are registered in your name with our transfer agent, Computershare, you are a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the meeting.

(b)	If you are the beneficial owner of shares and your shares are held in “street name,” then they are held in the name of your brokerage firm, bank or other nominee. Your broker of record or bank, as the record holder of your shares, is required to vote those shares in accordance with your instructions. If you beneficially own shares in street name, these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are also invited to attend the Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares. Since a beneficial owner in street name is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

5. What is the record date and what does it mean?

The Record Date for the Annual Meeting is April 12, 2010. The Record Date is established by the Board as required by Delaware law. Owners of record of Common Stock at the close of business on the Record Date are entitled to:

(a)	receive notice of the meeting, and

(b)	vote at the meeting and any adjournments or postponements of the meeting.

6. What different methods can I use to vote?

(a)	By Mail by sending in the Written Proxy Card. If your shares are registered directly in your name as the holder of record, you may vote your shares by marking, signing, dating and mailing the proxy card in the postage paid envelope that we have provided. All stockholders of record can vote by this written proxy card.

(b)	By Mail by sending in the Written Proxy Card after you have received the same from your Bank or Broker. If your shares are held in street name, only your broker, bank or other nominee can give a proxy with respect to your shares. You should receive a proxy card from your bank or broker, which you must return to have your shares voted. If you have not received a proxy card from your bank or broker, you may contact it directly to provide it with instructions on how you wish to vote.

(c)	In Person. If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed and signed proxy card in person. If your shares are held in street name, and you wish to vote in person at the Annual Meeting, you will need to obtain a legal proxy form from your broker or bank that holds your shares of record and you must bring that document to the Annual Meeting.

(d)	Via Internet or Telephone. If your shares are registered directly in your name as the holder of record, you may vote your shares via the Internet or telephone by following the instructions set forth on your written proxy card. Any proxy votes submitted via the Internet or telephone must be received by our transfer agent by no later than 1:00 a.m. Central Time, on June 8, 2010.

7. What is the effect of not voting?

It depends on how ownership of your shares is registered. If you own shares as a registered holder, rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected. If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following question, if you do not provide your broker voting instruction, your broker may or may not vote your shares, depending upon the proposal.

8. If I do not vote, will my broker vote for me and how will abstentions and broker non-votes be counted?

If you own your shares through a broker and you do not vote, your broker may vote your shares in its discretion on some “routine matters.” However, with respect to other proposals that are not considered to be “routine matters” (such as the election of directors), your broker may not vote your shares for you. With respect to these latter proposals, the aggregate number of unvoted shares is reported as broker non-votes. Broker non-vote shares are counted toward the quorum requirement but they do not affect the determination of whether a matter is approved. Proposal 2 with respect to the ratification of the Company’s independent registered public accounting firm as set forth in this proxy statement is the only routine matter on which brokers will be permitted to vote unvoted shares.

9. How can I revoke or change my proxy?

You may revoke your proxy and change your vote at any time before the proxy has been exercised at the Annual Meeting. If you are a registered holder, your proxy can be revoked in several ways: (1) by timely delivery of a written revocation delivered to the corporate secretary; (2) by submitting another valid proxy bearing a later date; or (3) by attending the meeting in person and giving the inspector of election notice that you intend to vote your shares in person. If your shares are held in street name by a broker, you must contact your broker in order to revoke your proxy, but generally, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

10. Who counts the votes?

The Company has retained a representative of Computershare to serve as an independent tabulator to receive and tabulate the proxies and as an independent inspector of election to certify the results.

11. Will you use a soliciting firm to receive votes?

We use our transfer agent, their agents, and brokers to distribute all the proxy materials to our stockholders. We will pay them a fee and reimburse any expenses they incur in making the distribution. Our directors, officers and employees may solicit proxies in person, by mail, telephone, facsimile transmission or electronically. No additional compensation will be paid to such directors, officers and employees for soliciting proxies.

12. What are my voting choices when voting for Director nominees, and what vote is needed to elect Directors?

With regard to the election of directors, you may cast your vote in favor of or withhold your vote for each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. In accordance with the Company’s bylaws and Delaware law, the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at the Annual Meeting, up to the number of directors to be elected, will be elected as directors of the Company.

The Board recommends a vote “FOR” each of the nominees.

13. What happens if there are not enough votes to ratify the appointment of our independent registered public accounting firm?

In the event stockholders do not ratify the appointment of KPMG LLP, the appointment will be reconsidered by our Audit Committee. Even if the selection is ratified, our Audit Committee may, in its discretion, select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Affirmative and our stockholders.

14. How can I obtain copies of Affirmative’s proxy statement, 2009 Annual Report and other available information about the Company?

Stockholders may receive a copy of Affirmative’s 2009 Annual Report on Form 10-K at no charge by sending a written request to Joseph G. Fisher, Secretary of the Company, at 4450 Sojourn Drive, Suite 500, Addison, Texas 75001.

Our proxy statement and 2009 Annual Report on Form 10-K are specifically available at www.affirmativeholdings.com/2010ProxyMaterials. In addition, you can also visit our Web site at www.affirmativeholdings.com for free access to our United States Securities and Exchange Commission (SEC) filings, including this proxy statement, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to these reports as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC. Affirmative’s corporate governance documents can also be accessed free of charge at Affirmative’s Web site, www.affirmativeholdings.com.

15. What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

Stockholder proposals requested to be included in our proxy statement for our 2011 Annual Meeting or otherwise must be in writing and received by us by December 24, 2010, provided that proposals are submitted by eligible stockholders who have complied with the relevant regulations of the SEC regarding stockholder proposals and our bylaws. A copy of our bylaws is available from the Secretary of the Company upon written request. Proposals should be directed to the Secretary of the Company at the address listed above.

ITEM 1 – ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that our Board consists of one class of directors. All current directors’ terms expire at the 2010 Annual Meeting of Stockholders. Our Board has nominated the individuals set forth below to become members of our Board for 2010.

Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the Annual Meeting will be elected to hold office until the next annual meeting and until their respective successors are duly elected and qualified. Information on each of our nominees is given below.

We have no reason to believe that any of the director nominees will be unable or unwilling for good cause to serve if elected. However, if any director nominee becomes unavailable or unwilling for good cause to serve before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

Unless marked to the contrary, proxies received will be voted FOR the election of each of the director nominees.

Recommendation of the Board of Directors:

Our Board unanimously recommends that the stockholders vote “FOR” each of the following nominees.

Nominee	Business Experience
Kevin R. Callahan Age 48	Mr. Callahan has been a director since November 9, 2005. Mr. Callahan is the Chairman of the Board and the Chief Executive Officer of the Company. Mr. Callahan served as the Interim Chief Executive Officer between November 13, 2005 and October 6, 2006. Mr. Callahan is Chairman of the Company’s Executive Committee. Mr. Callahan was formerly the Chief Executive Officer of Allianz Global Risks US Insurance Company from May 2002 to December 2004. Mr. Callahan was also the Chief Executive Officer of Aon Capital Markets from November 1996 to May 2002 and a Principal of Aon Risk Services North America from September 2000 to May 2002. Mr. Callahan has also served on the board of directors of Corus Bankshares, Inc. since February 2005 and Ascension Health Insurance, Ltd. since October 2007 (Mr. Callahan is presently a director of both of these entities).

Thomas C. Davis Age 61	Mr. Davis became a director beginning immediately prior to the Company’s initial public offering in July 2004. Mr. Davis serves on the Company’s Audit Committee and the Investment Committee. Mr. Davis has served as Chief Executive Officer of The Concorde Group, a private investment firm, since March 2001. Mr. Davis was previously the Managing Partner and head of the investment banking and corporate finance activities of Credit Suisse First Boston, formerly Donaldson, Lufkin & Jenrette, in the southwest United States from March 1984 to February 2001. Since 2002, Mr. Davis has also served on the boards of directors of Dean Foods Company and Westwood Holdings Group, Inc. (Mr. Davis is presently a director of both of these entities).

Nominee	Business Experience
Nimrod T. Frazer Age 80	Mr. Frazer has been a director since November 9, 2005. Mr. Frazer serves on the Company’s Investment Committee and Compensation Committee. Mr. Frazer currently serves on the board of directors of Euromobiliare, S.I.M., S.p.a., an investment securities firm, a position he accepted in January 2008. Mr. Frazer was Chairman of the Board and Chief Executive Officer of The Enstar Group, Inc., a publicly traded company (Enstar), from 1990 to until April 2007, and he was also the President from 1990 to 2001. Enstar is currently a non-managing member of Affirmative Investment LLC (Affirmative Investment), a part-owner of New Affirmative LLC (New Affirmative), which is the majority stockholder of the Company. Mr. Frazer was a director of Castlewood Holdings Limited from 2001 through January 2007, when that company was merged into Enstar. Mr. Frazer was also Chairman of the Board and Co-Founder of the Frazer Lanier Company, a regional investment banking firm in Montgomery, Alabama from 1976 to 1990.

Avshalom Y. Kalichstein Age 35	Mr. Kalichstein has been a director since November 9, 2005. Mr. Kalichstein is Chairman of the Company’s Compensation Committee, Investment Committee and Nominating and Corporate Governance Committee, and serves on the Company’s Executive Committee. Mr. Kalichstein is a Managing Director of J.C. Flowers & Co. LLC. Mr. Kalichstein is responsible for originating, executing, and managing private equity investments. From 2001 until 2004, Mr. Kalichstein worked at Shinsei Bank, Ltd. in Tokyo, where he led Shinsei’s corporate development group. Previously, Mr. Kalichstein worked as Vice President, Finance and Corporate Development for SoftNet Systems, Inc. in San Francisco. Mr. Kalichstein serves on the board of managers of New Affirmative, which is a majority stockholder of the Company. Mr. Kalichstein is also the deputy chairman of the Supervisory Board of Württembergische und Badische Versicherungs AG, and has been a director of Crump Insurance Services, an insurance brokerage firm, since November 2006.

Mory Katz Age 51	Mr. Katz, is a director nominee who does not presently serve in any capacity on our Board. From April 1998 through his retirement in May 2009, Mr. Katz was the CEO and President of Direct Response Corporation (DRC), a direct-to-consumer auto insurer. While at DRC, Mr. Katz’s responsibilities included overseeing operations, formulating and implementing strategic plans, developing and presenting quarterly board of directors packages and presentations, interfacing with state insurance regulators and supervising over four hundred employees. Prior to his tenure with DRC, Mr. Katz was the Vice President of the Insurance Division at Trans Union, a national credit bureau, from 1993 to 1998, where he was the leader of a startup insurance division that performed a role in implementing the concept and practice of using credit as tool for insurance marketing and underwriting. Prior to his tenure at Trans Union, Mr. Katz was a national account executive with Equifax, Inc., another national credit bureau, from 1985 to 1993, where he managed cross-functional teams across the company to customize solutions for major insurance company clients.

Nominee	Business Experience
David I. Schamis Age 36	Mr. Schamis has been a director since September 26, 2006. Mr. Schamis serves on the Company’s Compensation Committee, Nominating and Corporate Governance Committee, Investment Committee and Executive Committee. Mr. Schamis is a Managing Director of J.C. Flowers & Co. L.L.C. where he has worked since 2000 and is responsible for originating, executing and managing private equity investments. In addition, Mr. Schamis has been a director of Symetra Financial Corporation and First Symetra National Life Insurance Company of New York, both life insurance companies, since August 2004. Mr. Schamis has also been a director of Crump Insurance Services, an insurance brokerage firm, since October 2005, and a director of Fox-Pitt Kelton, an investment broker, since June 2005.

J. Christopher Teets Age 37	Mr. Teets has been a director since August 19, 2008. Mr. Teets serves on the Company’s Audit Committee. Mr. Teets has served as a director of Encore Capital Group since May 2007, and as a partner of Red Mountain Capital Partners LLC, an investment advisor, since February 2005. Before joining Red Mountain Capital Partners LLC, Mr. Teets was an investment banker at Goldman Sachs & Co. Mr. Teets joined Goldman Sachs & Co. in 2000 and was made a vice president in 2004.

Paul J. Zucconi Age 69	Mr. Zucconi became a director beginning immediately prior to the Company’s initial public offering in July 2004. Mr. Zucconi is Chairman of the Company’s Audit Committee. Mr. Zucconi was an Audit Partner at KPMG LLP from July 1976 to January 2001. Since that time, Mr. Zucconi has been retired. Mr. Zucconi is a director and serves on the audit committees of Torchmark Corporation, Titanium Metals Corporation and American Beacon (since 2001, 2002 and 2009, respectively). He has also been a director of The National Kidney Foundation of North Texas, a charitable, non-profit organization, since July 2009.

CORPORATE GOVERNANCE

General

We are governed by our directors who, in turn, appoint executive officers to manage our business operations. The Board oversees our executive management on your behalf. The Board reviews our long-term strategic plans and exercises oversight over all major decisions, such as acquisitions, the declaration of dividends, major capital expenditures and the establishment of certain significant Company policies. The maximum size of our Board is set at nine, and we currently have eight directors.

The Board maintains an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, an Executive Committee and an Investment Committee, each of which is further described below. Based upon the review of the Nominating and Corporate Governance Committee, the Board has determined, in its business judgment, that (a) each of Messrs. Davis, Frazer, Katz, Teets and Zucconi and Ms. Porter is independent within the meaning of the rules of the NASDAQ Stock Market LLC (NASDAQ) director independence standards, as currently in effect, (b) each of Messrs. Davis, Teets and Zucconi and Ms. Porter, the four current members of the Audit Committee, is “independent” within the meaning of NASDAQ’s director independence standards and meets all other applicable audit committee member requirements of the SEC and NASDAQ, and (c) Mr. Zucconi, Chairman of our Audit Committee, is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC and satisfies NASDAQ’s financial experience requirements. Each of our Board Committees has an individual chairman who oversees the functions of the particular Committee.

Board Leadership Structure and Role in Oversight of Risk

The Board does not have a policy addressing the issue of whether the same person should serve as both the Chief Executive Officer and Chairman of the Board, or if the roles should be separate. Our Board believes that it should have the flexibility to make these determinations at any given point based upon what it considers to be the appropriate leadership structure for the Company at the time. Our Board believes that having a single person serving as both Chief Executive Officer and Chairman of the Board, coupled with our use of individual chairpersons for each of our Board Committees, provides the right form of leadership for our Company, and accordingly has not deemed it necessary or appropriate to create the position of or utilize a lead independent director. Combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment of our corporate strategies. This combination has served the Company well for many years, and our Board has found it to be an efficient and effective leadership model for the Company. Since November 2005, Mr. Callahan has been a member of our Board of Directors and has served as our Chief Executive Officer (at first on an interim basis, until his appointment to the position of full-time Chief Executive Officer in October 2006). As our Chief Executive Officer, Mr. Callahan is and has been responsible for overseeing the day-to-day operations of the Company and implementing the Company’s corporate strategies. The Board believes that the breadth of Mr. Callahan’s experience in the insurance industry and his long experience and track record with the Company makes him uniquely qualified to continue to preside over the entire Board, lead its discussions and set its agendas. The remainder of our Board is composed of directors that, both individually and collectively, are knowledgeable and experienced in all aspects of the Company’s business, and the Board is satisfied that the current structure provides strong oversight of the Company’s affairs. Accordingly, all of the members of our Board take into consideration the periodic input of the Company’s senior management (including the Company’s Chief Executive Officer) in assessing the Company’s risk practices. In this way, the members of our Board oversee the Company’s risk management based upon the input of members of the Company’s senior management, who are responsible for the administration of the Company’s established risk management practices. Our Board believes that this process is the most effective approach for addressing the particular risks facing the Company and that our Board of Directors’ leadership structure supports this approach.

Controlled Company

The Board has determined, in its business judgment, that the Company is, and has elected to cause the Company to be treated as, a “controlled company,” as defined in Rule 5615(c) of the listing standards of NASDAQ, based on New Affirmative’s beneficial ownership of approximately 51.0% of the outstanding Common Stock of the Company as of the Record Date. Accordingly, the Company is exempt from certain requirements of the NASDAQ listing standards, including the requirement to maintain a majority of independent directors on the Board, requirements regarding the determination of compensation of executive officers and the nomination of directors by independent directors and requirements that committees of the Board have written charters addressing certain specified matters. In the event the Company ceases to be a controlled company within the meaning of these rules, it will be required to comply with these provisions after the transition periods specified by NASDAQ.

Corporate Governance Policies and Charters

Current copies of the following materials related to the Company’s corporate governance policies and practices are available publicly on the Company’s Web site at www.affirmativeholdings.com:

•	Corporate Governance Guidelines

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Corporate Governance Committee Charter

•	Investment Committee Charter

•	Executive Committee Charter

You may also obtain copies of the charters by written request to the Company’s Secretary. As noted above, because we are considered to be controlled by New Affirmative under NASDAQ rules, we are eligible for exemptions from provisions of these rules requiring that a majority of directors be independent (as defined in the NASDAQ rules), and that we have a Nominating and Corporate Governance Committee and a Compensation Committee composed entirely of independent directors and written charters addressing certain specified matters. Accordingly, the respective Charters of our Compensation Committee and Nominating and Corporate Governance Committee provide, among other things, that such committees need not be comprised of a majority of independent directors. Following the appointment of the directors designated by New Affirmative, the Compensation Committee, Nominating and Corporate Governance Committee, Executive Committee and Investment Committee will not be comprised of a majority of independent directors.

A copy of Affirmative’s Code of Business Conduct and Ethics, which applies to directors, executive officers and employees, will be sent without charge upon written request to the Company’s Secretary and also may be viewed on our Web site at www.affirmativeholdings.com. We will post on our Web site any amendments to the Code of Business Conduct and Ethics or waiver thereof for directors and executive officers.

In addition, our current proxy materials, including a copy of this proxy statement and our form of proxy card, may be viewed on our Web site at www.affirmativeholdings.com.

Meetings

During 2009, the Board met on five occasions and took action by written consent on three additional occasions. During their tenure in 2009, each director attended at least 75% of all meetings held by the Board and at least 75% of all meetings held by committees of the Board on which such director served.

Our policy regarding director attendance at annual meetings of stockholders and the number of directors who attended the 2009 annual meeting are available under Corporate Governance Guidelines on the our Web site at www.affirmativeholdings.com.

Executive Sessions

Our independent directors meet in executive session at least twice per year. The independent directors met on two occasions during 2009. Any independent director can request that an additional executive session be scheduled. At each such meeting, one of the independent directors is selected by the others to be the presiding director at that meeting.

Stockholder Communications

Stockholders wishing to write to the Board or a specified director or committee of the Board should send correspondence to Joseph G. Fisher, Secretary, 4450 Sojourn Drive, Suite 500, Addison, Texas 75001. The Secretary of the Company will review stockholder communications to determine if the concern may be best addressed by an internal department of the Company, the full Board, the Chairman of the Board, a particular committee of the Board, a Chairman of a particular committee of the Board or a particular member of the Board. The process of collecting and organizing stockholder communications has been approved by a majority of the independent directors.

Audit Committee

General

On May 21, 2004, the Board established an audit committee in accordance with Section 3(a)(58) of the Exchange Act, and adopted our Audit Committee Charter, which was subsequently amended by the Audit Committee on February 21, 2005, June 2, 2006, November 5, 2007, August 6, 2008 and December 31, 2009. The Audit Committee reviews and assesses the adequacy of the Audit Committee Charter annually. The Audit Committee Charter is available on our Web site at www.affirmativeholdings.com.

In 2009, our Audit Committee was composed of Paul J. Zucconi (Chairman), Thomas C. Davis, Suzanne T. Porter and, effective June 2, 2009, J. Christopher Teets. The Audit Committee met on May 6, 2009, and at that meeting, after consideration of Mr. Teets’s qualifications, unanimously recommended to the Company’s Board of Directors that Mr. Teets be appointed a member of the Company’s Audit Committee. After due consideration by the Company’s Board of Directors, including consideration of the unanimous recommendation of the Company’s Audit Committee, the Board of Directors appointed Mr. Teets as a member of the Company’s Audit Committee effective at a meeting of the Board of Directors on June 2, 2009. Mr. Teets subsequently attended the two remaining Audit Committee meetings in 2009.

The Audit Committee met a total of five times and took action by unanimous written consent once during 2009. Each of the Audit Committee members meets the financial literacy and independence requirements under NASDAQ rules and the rules and regulations of the SEC. Paul J. Zucconi, a licensed CPA and former auditor of multiple public companies, has been designated as the “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Audit Committee oversees and reviews our accounting, financial reporting and control processes and the audits of our financial statements, including: (1) the preparation, presentation and integrity of our financial statements and the financial statements of our insurance company subsidiaries; (2) our compliance with legal and regulatory requirements; (3) our independent registered public accounting firm’s qualifications and independence; and (4) the performance of our internal audit function and independent registered public accounting firm. Our Audit Committee:

•	has sole responsibility to retain and terminate our independent registered public accounting firm, and to oversee the work that is performed by said firm;

•	pre-approves all audit and non-audit services performed by our independent registered public accounting firm and the fees and terms of each engagement;

•	appoints and oversees our internal auditor, and reviews the scope and results of each annual internal audit; and

•	reviews our audited financial statements and related public disclosures.

The Audit Committee also evaluates information received from our outside independent registered public accounting firm and our management to determine whether said firm is independent of management. Our outside independent registered public accounting firm reports directly to the Audit Committee. KPMG LLP (KPMG) was the outside, independent registered public accounting firm retained by the Audit Committee for the 2009 fiscal year. We expect that representatives of KPMG will attend the 2010 Annual Meeting via teleconference and will be available to answer any shareholder questions at that meeting.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by Affirmative concerning accounting, internal control over financial reporting or auditing matters and has established procedures for the confidential and anonymous submission by employees of any concerns they may have regarding such issues. During 2009, the Audit Committee held discussions with both KPMG and management regarding Affirmative’s actions to evaluate and report on our internal control over financial reporting and disclosure controls for fiscal year 2009, as well as our current disclosure controls and procedures.

Pursuant to our Audit Committee Charter, our Audit Committee also has primary responsibility for reviewing and approving any related person transaction, as such transactions are defined by Item 404(a) of Regulation S-K.

Approval of Audit and Non-Audit Services

The Audit Committee, or its Chairman, approves all audit and permissible non-audit services (including the fees and terms of the services) performed for the Company by its independent registered public accountants prior to the time that those services are commenced. The Chairman reports to the full Audit Committee at each of its meetings, and the Audit Committee approves what the Chairman has authorized in the interim between meetings. For these purposes, the Audit Committee or its Chairman is provided with information as to the nature, extent and purpose of each proposed service, as well as the approximate timeframe and proposed cost arrangements for that service. The Audit Committee pre-approved all fees for 2009 noted in the table under “Independent Registered Public Accounting Firm Fees.”

Report of the Audit Committee

The Audit Committee has submitted the following report to stockholders:

The Audit Committee reviewed with Company management, KPMG and the Company’s accounting officers and internal auditors the results of the 2009 audit, including the audited financial statements. The Audit Committee reviewed the requirements of its charter previously adopted and the reports required to be disclosed to the Audit Committee. The Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants. The KPMG representatives reviewed the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended, regarding independence of public accountants with the Audit Committee and presented their Report on Registered Independent Accounting Firm Independence regarding that matter to the Audit Committee. The Audit Committee has considered the level of non-audit services provided by the external registered public accounting firm in consideration of registered public accounting firm independence. As part of its deliberations, the Audit Committee determined that KPMG was independent of the Company. The Audit Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal control over financial reporting and disclosure controls and procedures and internal audit organization, responsibilities, budget, staffing and identification of audit risks.

The Audit Committee reviewed and discussed with management and our independent registered public accounting firm a draft of the Form 10-K and the audited financial statements for the year ended December 31, 2009, which had been provided to the Audit Committee in advance of the meeting. Management has the responsibility for the preparation of the financial statements and the reporting process, including the systems of internal control over financial reporting and disclosure controls and procedures. Our independent registered public accounting firm is responsible for examining the financial statements and expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America. Based on its review of all of the above and on discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

Respectfully submitted,

Paul J. Zucconi (Chairman)

Thomas C. Davis

Suzanne T. Porter

J. Christopher Teets

Independent Registered Public Accounting Firm Fees

We were billed the following fees by KPMG for professional and other services rendered by them during fiscal years ended 2009 and 2008, respectively:

Fees	2009		2008
Audit	$1,550,000		$2,168,200
Tax	25,350		—
Other	360,071	(1)	25,840	(2)

Total	$1,935,421		$2,194,040

(1)	Consists of $355,668 in due diligence fees related to an abandoned business transaction and $4,403 in fees related to 2009 workpaper review by Michigan Insurance Examiners.
(2)	Consists of $16,340 in fees related to 2008 workpaper review by Illinois Insurance Examiners and $9,500 in fees related to the review of certain MGA accounting procedures.

Nominating and Corporate Governance Committee

General

Our Nominating and Corporate Governance Committee currently consists of Avshalom Y. Kalichstein (Chairman) and David I. Schamis, both of whom are not independent directors, and Suzanne T. Porter, who is an independent director.

Our Board has established a Nominating and Corporate Governance Committee Charter that is available on our Web site at www.affirmativeholdings.com.

The principal functions of our Nominating and Corporate Governance Committee are to:

•	identify, consider and recommend to the Board qualified director nominees for election at our annual meeting;

•	review and make recommendations on matters involving general operation of the Board and its committees, and recommend to the Board nominees for each committee of the Board;

•	review and recommend to the Board the adoption and appropriate revision of our corporate governance practices; and

•	make an annual report to the Board on the CEO succession plan.

Directors, members of management, stockholders or industry or professional organizations may suggest nominees. In identifying and considering candidates for nomination to the Board, our Nominating and Corporate Governance Committee considers, in addition to the requirements set out in the Nominating and Corporate Governance Committee Charter, quality of experience, the needs of Affirmative and the range of talent and experience represented on our Board. Our Nominating and Corporate Governance Committee also evaluates the ability of a nominee director to devote the time and effort necessary to fulfill his or her responsibilities. Our Nominating and Corporate Governance Committee does not have any policy with regard to the consideration of diversity in identifying director nominees.

Stockholders desiring to submit recommendations for nominations by our Nominating and Corporate Governance Committee should direct them to the Nominating and Corporate Governance Committee, care of the Secretary of the Company, at Affirmative’s address shown on the cover page of this proxy statement. Such stockholder’s notice must be submitted within the time frame required for all stockholder proposals set forth elsewhere in this proxy statement and must include, among other things, (1) the name, age, business address and residence address of such stockholder, (2) the principal occupation or employment of such stockholder, (3) the class and number of shares of Affirmative that are beneficially owned by such stockholder, (4) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (5) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected. Our Nominating and Corporate Governance Committee’s policy is to consider director nominations properly submitted by eligible stockholders. Our Nominating and Corporate Governance Committee does not evaluate a potential nominee differently based on whether he or she is recommended by a stockholder. After completing its evaluation, our Nominating and Corporate Governance Committee makes a recommendation to our full Board as to the person who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee did not meet in 2009. However, in April 2010, the members of our Nominating and Corporate Governance Committee reviewed and evaluated the professional qualifications of a potential director candidate for our Board of Directors. The Nominating and Corporate Governance Committee’s evaluation included a review of the prospective non-Board member candidate’s professional qualifications, and a subsequent recommendation that the Board approve Mr. Katz for the slate of proposed directors to be nominated by our Board for 2010.

Executive Committee

Our Board has established an Executive Committee currently composed of Kevin R. Callahan (Chairman), Avshalom Y. Kalichstein and David I. Schamis. A charter has been adopted for this committee that grants the committee the authority to act on behalf of the Board on all corporate actions for which applicable law does not require participation by the full Board. In practice, the committee is expected to act in place of the full Board generally when important issues arise or assembling the full Board would be difficult or impracticable and actions taken by the Executive Committee would be reported at the next Board meeting. The Executive Committee did not meet in 2009. Our Executive Committee Charter is available on our Web site at www.affirmativeholdings.com.

Investment Committee

The Board has established an Investment Committee currently composed of Avshalom Y. Kalichstein (Chairman), Thomas C. Davis, Nimrod T. Frazer and David I. Schamis. The committee has adopted a charter that grants it the authority to act on behalf of the Board on all investment matters for which applicable law does not require participation by the full Board, and in practice the committee is expected to act in place of our full Board generally on all matters regarding the investment portfolio of Affirmative and each of its subsidiaries. The Investment Committee did not meet in 2009. Our Investment Committee Charter is available on our Web site at www.affirmativeholdings.com.

Compensation Committee

General

Our Compensation Committee is composed of Avshalom Y. Kalichstein (Chairman), David I. Schamis and Nimrod T. Frazer. All members of our Compensation Committee are outside directors, and Mr. Frazer is the sole independent member of the committee. The principal responsibilities of our Compensation Committee are to:

•	evaluate the performance and approve the compensation of our executive officers and such other key executives or other officers as identified by the committee;

•	review and discuss with management the annual Compensation Discussion and Analysis and approve its inclusion in our annual proxy statement; and

•	oversee our compensation and benefit plans, including the review, approval and administration of incentive compensation plans and equity-based plans.

Our Compensation Committee reviews and approves corporate goals and objectives relevant to our CEO’s compensation, evaluates the CEO’s performance in light of those goals and objectives and establishes the CEO’s compensation levels based on its evaluation.

The Compensation Committee met three times during 2009.

Our Board has established a Compensation Committee Charter that is available on our Web site at www.affirmativeholdings.com.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for the fiscal year ended December 31, 2009 with respect to compensation earned by our Chief Executive Officer, our Chief Financial Officer, our next highest paid executive officer as of the end of the last two fiscal years, and M. Sean McPadden, our former Executive Vice President and President of our insurance companies, who is included in the table pursuant to SEC rules even though he was not employed by the Company at the end of the 2009 fiscal year:

Name and Principal Position	Year	Salary ($)		Bonus ($)		Nonequity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Kevin R. Callahan	2009	688,846				330,000	[3]	17,854	[9]	1,036,700
Chief Executive Officer, President & Chairman	2008	650,000		300,000	[2]			22,542	[10]	972,542

Michael J. McClure	2009	311,538				140,000	[4]	12,000	[11]	463,538
Executive Vice President & Chief Financial Officer	2008	303,076	[1]			138,000	[5]	13,000	[12]	454,076

Robert A. Bondi	2009	363,462				135,000	[6]	3,769	[13]	502,231
Executive Vice President & President, Retail Agency Group	2008	326,000				123,500	[7]	11,165	[14]	460,665

M. Sean McPadden	2009	196,182						285,700	[15]	481,882
Former Executive Vice President & President, Insurance Companies	2008	310,500				42,000	[8]	21,200	[16]	373,700

(1)	Includes $3,076 of retroactive pay received by Mr. McClure in 2008 in connection with his services as Executive Vice President and Chief Financial Officer for the Company during 2007.
(2)	Includes $300,000 in bonus compensation earned by Mr. Callahan in connection with his performance in 2008, which was paid in April 2009.
(3)	Includes $330,000 in nonequity incentive plan compensation earned by Mr. Callahan in connection with his performance in 2009, which was paid in April 2010.
(4)	Includes $140,000 in nonequity incentive plan compensation earned by Mr. McClure in connection with his performance in 2009, which was paid in April 2010.
(5)	Includes $138,000 in nonequity incentive plan compensation earned by Mr. McClure in connection with his performance in 2008, which was paid in April 2009.
(6)	Includes $135,000 in nonequity incentive plan compensation earned by Mr. Bondi in connection with his performance in 2009, which was paid in April 2010.
(7)	Includes $123,500 in nonequity incentive plan compensation earned by Mr. Bondi in connection with his performance in 2008, which was paid in April 2009.
(8)	Includes $42,000 in nonequity incentive plan compensation earned by Mr. McPadden in connection with his performance in 2008, which was paid in April 2009.
(9)	Includes $10,504 for 2009 driver expenses and $7,350 for a 40(k) Plan matching payment.
(10)	Includes $11,442 for 2008 driver expenses, $4,200 in aggregate dividend payments made to Mr. Callahan in 2008 on unvested shares of Company stock pursuant to a restricted stock award, and $6,900 for a 40(k) Plan matching payment.
(11)	Includes $12,000 for an automobile allowance for 2009.
(12)	Includes $12,000 for an automobile allowance for 2008, and $1,000 for an automobile allowance for December 2007 that was paid to Mr. McClure in 2008.
(13)	Includes $3,769 for a 401(k) Plan matching payment.

(14)	Includes $1,965 in aggregate dividend payments made to Mr. Bondi in 2008 on unvested shares of the Company’s stock pursuant to two separate restricted stock awards and $9,200 for a 401(k) Plan matching payment.
(15)	Includes: (i) $7,000 for an aggregate automobile allowance, (ii) $9,323 in total 401(k) Plan matching payments and (iii) $31,832 in payment for accrued but unused benefit time through July 30, 2009, as well as (iv) a Pro Rata Bonus Payment of $59,101, (v) $171,979 in additional aggregate severance payments made to Mr. McPadden from August 2009 through December 2009 and (vi) approximately $6,465 in health and dental insurance benefits provided to Mr. McPadden from August 2009 through December 2009 pursuant to the terms of Mr. McPadden’s employment agreement (see “M. Sean McPadden’s Severance Package” below for additional details).
(16)	Includes $12,000 for an automobile allowance for 2008 and $9,200 for a 401(k) Plan matching payment.

Employment Agreements of Our Named Executive Officers

The compensation of our executive officers, including our named executive officers, is set by our Compensation Committee. Mr. Callahan participates in discussions with the Compensation Committee with respect to the compensation of each of our other named executive officers but does not participate in portions of the meetings of the Compensation Committee at which his own compensation is discussed. Our Compensation Committee seeks and receives input and recommendations from Mr. Callahan on all compensation decisions relating to all of his direct reports, including the other named executive officers discussed in this proxy statement.

Each of our named executive officers has a written employment agreement that provides for, among other things, eligibility to participate in any annual bonus program with a target bonus award opportunity equal to 50% of their respective base salaries, with the exception of Mr. Callahan, whose target bonus award opportunity is equal to 100% of his base salary. Base salary levels in our named executive officers’ employment agreements may be reviewed annually and may be increased by our Compensation Committee.

Mr. McClure’s employment agreement has a three-year term, provides for a base annual salary of $300,000 and expires on December 2, 2010.

In March 2009, the existing employment agreements of Messrs. Callahan and Bondi were amended and restated because the initial terms of such employment agreements were scheduled to expire in the last fiscal quarter of 2010. The provisions of the amended and restated employment agreements of Messrs. Callahan and Bondi are substantially the same as those set forth in their prior employment agreements, except that: (i) the length of the terms of each individual’s employment agreement was extended for four (4) additional years (until their respective employment anniversary dates in 2013), and (ii) the base salary of Mr. Callahan was increased from $650,000 to $710,000 effective October 5, 2009. Mr. Bondi’s annual base salary of $350,000 was unchanged in his March 2009 amended and restated employment agreement, and neither Mr. Bondi nor Mr. Callahan received any equity grants in connection with the execution of their amended and restated employment agreements.

The current employment agreements for each of our named executive officers also contain customary non-compete, non-solicitation, non-disparagement and confidentiality covenants that restrict these executives during the terms of their employment and for certain periods after their termination.

The current employment agreements of each of our named executive officers also obligate us to pay these executives severance in connection with a change in control and certain terminations. See “Payments to Our Named Executive Officers in the Event of Termination or Change in Control” below for additional details.

Changes in Senior Management in 2009 and Through the Record Date

On June 30, 2009, the Company and M. Sean McPadden mutually agreed to terminate Mr. McPadden’s employment with the Company effective July 30, 2009. Accordingly, Mr. McPadden resigned his position as the Company’s Executive Vice President, Chief Underwriting Officer and President of the Company’s Insurance Companies effective June 30, 2009. The functions of the Company’s Claims, Business Development and Product Management business units as previously managed by Mr. McPadden were reassigned to report directly to the Company’s Chief Executive Officer, Kevin R. Callahan, and the functions of the Company’s Actuarial business unit was assigned to report directly to the Company’s Chief Financial Officer, Michael McClure, on a going forward basis. On April 6, 2010, Gary Y. Kusumi was appointed as the Company’s Executive Vice President and

President, Insurance Products and Services Group, as well as President of each of our insurance company subsidiaries, assuming such duties from our CEO, Mr. Callahan, who performed these functions on an interim basis. On April 12, 2010, as part of a corporate realignment wherein the Company’s retail stores, premium finance companies, agency operation units and retail agency sales staff were consolidated into a single business unit called the Retail Agency Group, Mr. Bondi’s title changed from that of Executive Vice President and Chief Operating Officer to Executive Vice President and President, Retail Agency Group.

M. Sean McPadden’s Severance Package

On June 30, 2009, the Company and M. Sean McPadden mutually agreed to terminate Mr. McPadden’s employment with the Company effective July 30, 2009. Accordingly, Mr. McPadden resigned his position as the Company’s Executive Vice President, Chief Underwriting Officer and President of the Company’s Insurance Companies effective June 30, 2009. Pursuant to the terms of his November 23, 2005 employment agreement, which was in effect at the time his employment terminated, Mr. McPadden was entitled to be paid in cash within thirty (30) days of his June 30, 2009 resignation date an amount equal to all “Accrued Compensation” plus a “Pro Rata Bonus”. Under the terms of Mr. McPadden’s employment agreement, Accrued Compensation includes all amounts earned or accrued by Mr. McPadden through his effective termination date but not paid as of said date, including without limitation, (i) base salary, (ii) deferred compensation accumulated under any plan, arrangement or agreement, (iii) reimbursement for necessary expenses incurred by Mr. McPadden on behalf of the Company prior to his termination date, and (iv) bonuses and incentive cash compensation (other than a “Pro Rata Bonus”). Under the terms of Mr. McPadden’s employment agreement, a “Pro Rata Bonus” is defined as an amount equal to a “Bonus Amount” multiplied by a fraction, the numerator of which is the number of days in the applicable year through the effective termination date, and the denominator of which is 365. A “Bonus Amount” is further defined as “the greater of (i) the most recent cash bonus paid or payable to [Mr. McPadden],…or (ii) the average of the annual cash bonuses paid or payable during the two (2) full fiscal years ended prior to the [t]ermination [d]ate…”. In addition, Mr. McPadden’s employment agreement provides that Mr. McPadden is to be paid one-twelfth (1/12) of the sum of his “Base Amount” (defined in his employment agreement as his then-current annual base salary as of his effective termination date) plus the Bonus Amount in cash at the end of each of the twenty-four (24) consecutive 30-day periods following his effective termination date. Further, for a period of twenty-four (24) consecutive months after the Termination Date, Mr. McPadden’s employment agreement provides that the Company shall continue to provide medical and dental insurance and other benefits to Mr. McPadden and/or Mr. McPadden’s family at least equal to those which would have been provided to them in accordance with the Company’s plans, practices, programs or policies of the Company and its affiliated companies had Mr. McPadden’s employment not terminated.

Thus, pursuant to the terms of his employment agreement, Mr. McPadden was entitled to receive a lump-sum cash payment of: (1) Accrued Compensation consisting of: (i) unpaid base salary and accrued and unpaid benefits through his effective termination date and (ii) expense reimbursements incurred prior to his effective termination date, plus (2) a one-time Pro Rata Bonus payment of $59,101 (the Bonus Amount for calculation purposes of the latter was $102,250). Under the terms of his employment agreement, Mr. McPadden is also entitled to receive twenty-four (24) consecutive monthly payments of $34,396 from and after the effective date of his termination (each, a “Severance Payment”), such Severance Payment being equivalent to one-twelfth (1/12) of the sum of Mr. McPadden’s Base Amount and Bonus Amount as of that date [($310,500 Base Amount + $102,250 Bonus Amount)/12 = $34,396 per month for twenty-four (24) consecutive months, commencing in August 2009].

Accordingly, in 2009, in addition to the respective $196,182, $7,000 and $9,323 in 2009 salary, automobile allowance and 401(k) matching payments made by the Company to Mr. McPadden through the effective date of his termination, the Summary Compensation Table reflects our payment to Mr. McPadden of an additional: (a) $59,101 Pro Rata Bonus payment, (b) $31,832 (representing the value of Mr. McPadden’s accrued but unused benefit time though the effective date of his termination), (c) $171,979 (representing aggregate August 2009 through December 2009 monthly Severance Payments) and (d) approximately $6,465 in aggregate health insurance benefits from the Company for the period August 2009 through December 2009 (valued at approximately $1,293 per month).

Outstanding Equity Awards At Fiscal Year-End

The following table shows the number of shares covered by exercisable and unexercisable stock options and unvested restricted stock awards held by our named executive officers on December 31, 2009.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable(1)	Unexercisable(1)
Kevin R. Callahan	200,000			15.00	12/27/2015
	60,000	40,000		15.60	10/5/2016
	60,000	40,000		20.00	10/5/2016
	69,000	46,000		25.00	10/5/2016
	69,000	46,000		30.00	10/5/2016
						28,000	114,240

Michael J. McClure	15,000	22,500		15.66	5/14/2017
	10,000	15,000		20.66	5/14/2017
	10,000	15,000		25.66	5/14/2017
	15,000	22,500		10.67	12/3/2017
	10,000	15,000		15.67	12/3/2017
	10,000	15,000		20.67	12/3/2017

Robert A. Bondi	36,000	24,000		16.08	11/27/2016
	30,000	20,000		20.00	11/27/2016
	30,000	20,000		25.00	11/27/2016
						14,363	58,601

(1)	All of Mr. Callahan’s stock options were granted to him on October 5, 2006, and all of Mr. Bondi’s stock options were granted to him on November 27, 2006. In the case of Mr. McClure, an aggregate of 87,500 stock options were issued to him on May 14, 2007, and another aggregate 87,500 stock options were issued to him on December 3, 2007. All of the stock option awards reflected in these columns vest in equal installments over the five (5)-year period immediately following the date of grant.
(2)	The restricted stock awards reflected in this column vest in five (5)-year installments immediately following the date of grant. Mr. Callahan’s restricted stock award of 70,000 aggregate shares was granted on October 5, 2006. Mr. Bondi has two separate restricted stock awards: (i) one for 25,000 aggregate shares was granted on November 27, 2006, and (ii) one for 7,273 aggregate shares was granted on February 16, 2007.

Director Compensation

The following table describes the compensation paid to the non-employee members of our board in 2009:

Name	Fees Earned or Paid in Cash ($)	Total ($)
Thomas C. Davis(1)	49,000	49,000
Nimrod T. Frazer(2)	45,000	45,000
Avshalom Y. Kalichstein(3)	0	0
Suzanne T. Porter(1)	49,000	49,000
David I. Schamis(3)	0	0
J. Christopher Teets(4)	0	0
Paul J. Zucconi(5)	59,000	59,000

(1)	Includes: (i) $45,000 in aggregate annual director fees ($11,250 per directors’ meeting), plus (ii) $4,000 in aggregate fees for attendance at four (4) Audit Committee meetings ($1,000 per meeting).
(2)	Includes $45,000 in aggregate annual director fees ($11,250 per directors’ meeting).

(3)	Mr. Kalichstein is a manager of New Affirmative and is a Managing Director of J.C. Flowers & Co., LLC. New Affirmative is wholly owned by Affirmative Investment, LLC, the managing member of which is Affirmative Associates, LLC, the sole member of which is J. Christopher Flowers. J. Christopher Flowers controls J.C. Flowers & Co., LLC, which is the investment advisor to J.C. Flowers I, L.P., the majority owner of Affirmative Investment, LLC. Mr. Schamis is also a Managing Director of J.C. Flowers & Co., LLC. Each of Messrs. Kalichstein and Schamis are compensated for their services on the Company’s Board directly by J.C. Flowers & Co., LLC. Accordingly, the Company remitted a total of $90,000 in aggregate director fees directly to J.C. Flowers & Co., LLC in connection with the Director services provided to the Company by Messrs. Kalichstein and Schamis ($45,000 per Director, $11,250 per directors’ meeting).
(4)	Mr. Teets is a Partner with Red Mountain Capital Partners, LLC. Red Mountain Capital Partners, LLC beneficially owns over 5% of the Company’s outstanding common stock. Mr. Teets waived his right to personally receive any fees in connection with his services as a director or member of any Board committee, and has directed the Company to remit any compensation due for his services on the Company’s Board or any Board committee directly by Red Mountain Capital Partners, LLC. Accordingly, the Company remitted a total of $47,000 in aggregate director fees directly to Red Mountain Capital Partners, LLC in connection with the Director services provided to the Company by Mr. Teets; such amount includes: (i) $45,000 in aggregate annual director fees ($11,250 per directors’ meeting attended by Mr. Teets) plus (ii) $2,000 in aggregate fees for two (2) Audit Committee meetings attended by Mr. Teets ($1,000 per meeting).
(5)	Includes: (i) $45,000 in aggregate annual director fees ($11,250 per directors’ meeting), (ii) $10,000 in aggregate annual fees received as Chairman of the Company’s Audit Committee, and (iii) $4,000 in aggregate fees for attendance at four (4) Audit Committee meetings ($1,000 per meeting).

Payments to Our Named Executive Officers in the Event of Termination or Change in Control

The Company provides benefits to certain of our named executive officers upon certain terminations of employment from the Company. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (e.g., vested 401(k) Plan matching amounts accrued as of the date of termination, stock option and restricted stock awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). The incremental benefits payable to the executives are described below.

Pursuant to Employment Agreements

Chief Executive Officer

Mr. Callahan’s first amended and restated employment agreement is dated March 30, 2009, expires on October 4, 2013, and provides for the severance benefits described below.

If Mr. Callahan’s employment is terminated by the Company without Cause (as defined in his current employment agreement) or by Mr. Callahan for Good Reason (as defined in his current employment agreement), the Company will provide him with the following:

—	payment of all earned but unpaid base salary and paid time off to which he is entitled through the date of termination, plus an amount equal to the previous year’s bonus paid to Mr. Callahan, prorated on a daily basis for the number of days Mr. Callahan was employed in the year of termination through the date of termination;

—	an additional payment equal to two (2) times the sum of (i) Mr. Callahan’s then-current base salary and (ii) an amount equal to the previous year’s bonus paid to Mr. Callahan;

—	the full and immediate vesting of all of his outstanding equity or equity-based awards; and

—	the continuation of substantially similar medical, life, dental, vision and disability insurance for Mr. Callahan and his family for the twenty-four (24) month period following termination or until Mr. Callahan accepts new employment and becomes eligible for any such insurance, whichever time period is shortest.

If, following a Change in Control (as defined in Mr. Callahan’s employment agreement) of the Company, (i) the Company terminates Mr. Callahan’s employment agreement for any reason other than Cause or (ii) Mr. Callahan terminates his employment with the Company for Good Reason, Mr. Callahan shall be entitled to receive all of the foregoing benefits, and in addition, Mr. Callahan’s employment agreement provides for a “gross-up” payment to be made by the Company to Mr. Callahan to pay for any excise and related income tax liabilities resulting from payments provided for under his employment agreement together with all other payments in the nature of compensation provided to or for the benefit of Mr. Callahan under any other agreement in connection with a Change in Control.

Executive Vice President and Chief Financial Officer

Mr. McClure’s employment agreement is dated March 14, 2008 (effective December 3, 2007), is for a three-year term and provides for the severance benefits described below.

If Mr. McClure’s employment is terminated by the Company without Cause (as defined in his employment agreement) or by Mr. McClure for Good Reason (as defined in his employment agreement), the Company will provide him with the following:

—	payment of all earned but unpaid base salary;

—	an additional payment equal to one (1) year of the sum of Mr. McClure’s then-current (i) base salary and (ii) an amount equal to Mr. McClure’s target bonus (which is equal to 50% of his annual base salary);

—	payment of Mr. McClure’s costs for continuation coverage under COBRA for a period of twelve (12) months following the date of termination.

A Change in Control (as defined in Mr. McClure’s employment agreement) of the Company that gives rise to any one or more of several defined events would afford Mr. McClure the right to terminate his employment with the Company for Good Reason and to receive the foregoing benefits. In addition, Mr. McClure’s employment agreement provides for a “gross-up” payment to be made by the Company to Mr. McClure to pay for any excise and related income tax liabilities resulting from payments provided for under his employment agreement together with all other payments in the nature of compensation provided to or for the benefit of Mr. McClure under any other agreement in connection with a Change in Control.

Executive Vice President and President, Retail Agency Group

Mr. Bondi’s first amended and restated employment agreement is dated March 30, 2009, expires on November 26, 2013, and provides for the severance benefits described below.

If Mr. Bondi’s employment is terminated by the Company without Cause (as defined in his employment agreement) or by Mr. Bondi for Good Reason (as defined in his employment agreement), the Company will provide him with the following:

—	payment of all earned but unpaid base salary;

—	an additional payment equal to one (1) year of the sum of Mr. Bondi’s then-current (i) base salary and (ii) an amount equal to the previous year’s bonus paid to Mr. Bondi;

—	the full and immediate vesting of all of Mr. Bondi’s unvested stock options and restricted stock awards, (as provided in the stock option and restricted stock agreements to which they relate); and

—	payment of Mr. Bondi’s costs for continuation coverage under COBRA for a period of twelve (12) months following the date of termination.

A Change in Control (as defined in Mr. Bondi’s employment agreement) of the Company that gives rise to any one or more of several defined events would afford Mr. Bondi the right to terminate his employment with the Company for Good Reason and to receive the foregoing benefits. In addition, Mr. Bondi’s employment agreement provides for a “gross-up” payment to be made by the Company to Mr. Bondi to pay for any excise and related income tax liabilities resulting from payments provided for under his employment agreement together with all other payments in the nature of compensation provided to or for the benefit of Mr. Bondi under any other agreement in connection with a Change in Control.

Pursuant to Amended and Restated 2004 Stock Incentive Plan

The Company’s Amended and Restated 2004 Stock Incentive Plan provides that, in the event of a Change in Control (as defined in the Plan), the plan administrator may, in its discretion, provide for the acceleration of vesting in the terms of any options, bonus stock, restricted stock or performance stock granted under the Plan.

The following tables set forth the benefits to which each of the named executive officers are entitled in the event that: (i) the Company terminates the named executive officer without Cause, or the named executive officer resigns for Good Reason, (as the terms “Cause” and “Good Reason” are defined in his employment agreement), or (ii) the named executive officer’s employment is terminated due to a Change in Control of the Company (as the term “Change in Control” is defined in his employment agreement). Each of the following tables assumes that the events triggering the termination occurred on and as of December 31, 2009:

Table 1

TERMINATION WITHOUT CAUSE OR FOR GOOD REASON

Name	Bonus[2]	Additional Severance Payment[3]	Continued Benefit Plan Coverage[4]	Accelerated Vesting of Restricted Stock[5]	Accelerated Vesting of Restricted Options[6]	Total
Kevin R. Callahan	$300,000	$1,720,000	$42,025	$114,240	$0	$2,176,265
Michael J. McClure	0	450,000	15,776	0	0	465,776
Robert A. Bondi	0	473,500	15,452	58,601	0	547,553
M. Sean McPadden[1]	0	0	0	0	0	0

1	Mr. McPadden’s employment agreement with the Company terminated effective July 30, 2009. Consequently, there exists no potential for any liability on the part of the Company for termination of Mr. McPadden without Cause or his departure for Good Reason as of December 31, 2009.
2	In the case of Mr. Callahan, includes an immediate, one-time lump sum payment equal to the previous year’s bonus paid to him upon the Company’s termination of him without Cause, or Mr. Callahan’s election to terminate his employment for Good Reason. Mr. Callahan’s $300,000 bonus for 2008 was paid to him in April 2009.
3	In the case of Mr. Callahan, includes an immediate, one-time lump sum payment equal to two times the sum of his current annual base salary plus annual bonus; in the case of Mr. McClure, includes an immediate, one-time, lump sum payment equal to his then current annual base salary plus his target bonus (which is equal to 50% of his annual then annual base salary); in the case of Mr. Bondi, includes an immediate, one-time lump sum payment equal to one year of his current annual base salary plus an amount equal to the previous year’s bonus paid to him (Mr. Bondi’s $123,500 bonus for 2008 was paid to him in April 2009). Pursuant to their current employment agreements, the base salaries of Messrs. Callahan, McClure and Bondi are reviewed annually for consideration of merit increases.
4	Represents the estimated maximum aggregate amount of the named executive officer’s payable share of all medical, dental, health and disability insurance payable by the Company for the benefit of the named executive officer and members of his immediate family for a period of twenty-four (24) months after the termination date in the cases of Mr. Callahan (twelve months, and exclusive of disability coverage in the cases of Messrs. McClure and Bondi); also includes the continuation of life and vision insurance in the case of Mr. Callahan.
5	Market value based on a closing share price of $4.08 for the Company’s common stock on the NASDAQ Global Select Market on December 31, 2009 (the last trading day for the NASDAQ Global Select Market in

2009). The amount reflects the market value of shares of the Company’s restricted common stock previously granted to the named executive officer under the Company’s Amended and Restated 2004 Stock Incentive Plan which, in the absence of the named executive officer’s termination without Cause by the Company or his departure for Good Reason, would have vested on a date or dates subsequent to December 31, 2009.
6	Amount reflects all incentive and/or non-qualified stock options previously granted to the named executive officer under the Company’s Amended and Restated 2004 Stock Incentive Plan which, in the absence of the named executive officer’s termination without Cause by the Company or his departure for Good Reason, would have vested on a date or dates subsequent to December 31, 2009. In the cases of Messrs. Callahan and Bondi, stock options that have vested on an accelerated basis are exercisable within one (1) month of the termination event (which for purposes of this table is December 31, 2009). None of Mr. McClure’s previously unvested stock options automatically vest in the event of his termination without Cause by the Company or his departure for Good Reason. All stock options held by any named executive officers with accelerated vesting rights in this Table 1 were either fully vested prior to such hypothetical December 31, 2009 date, or were out-of-the-money at all times during their appropriate and respective exercise periods thereafter. All out-of-the money options are assumed to have expired unexercised for purposes of this Table 1.

Table 2

TERMINATION RESULTING FROM A CHANGE IN CONTROL

Name	Bonus[2]	Additional Severance Payment[3]	Continued Benefit Plan Coverage[4]	Accelerated Vesting of Restricted Stock[5]	Accelerated Vesting of Restricted Options[6]	Other[7]	Total
Kevin R. Callahan	$300,000	$1,720,000	$42,025	$114,240	$0	$1,334,050	$3,510,315
Michael J. McClure	0	450,000	15,776	0	0	285,521	751,297
Robert A. Bondi	0	473,500	15,452	58,601	0	299,728	847,281
M. Sean McPadden[1]	0	0	0	0	0	0	0

1	Mr. McPadden’s employment with the Company terminated effective July 30, 2009. Consequently, there exists no potential for any liability on the part of the Company for termination of Mr. McPadden resulting from a Change in Control of the Company as of December 31, 2009.
2	In the case of Mr. Callahan, includes an immediate, one-time lump sum payment equal to the previous year’s bonus paid to him upon a Change in Control. Mr. Callahan’s $300,000 bonus for 2008 was paid to him in April 2009.
3	In the case of Mr. Callahan, includes an immediate, one-time lump sum payment equal to two times the sum of his current annual base salary plus annual bonus; in the case of Mr. McClure, includes an immediate, one-time, lump sum payment equal to his then current annual base salary plus his target bonus (which is equal to 50% of his annual then annual base salary); in the case of Mr. Bondi, includes an immediate, one-time lump sum payment equal to one year of his current annual base salary plus an amount equal to the previous year’s bonus paid to him (Mr. Bondi’s $123,500 bonus for 2008 was paid to him in April 2009). Pursuant to their current employment agreements, the base salaries of Messrs. Callahan, McClure and Bondi are reviewed annually for consideration of merit increases.
4	Represents the estimated maximum aggregate amount of the named executive officer’s payable share of all medical, dental, health and disability insurance payable by the Company for the benefit of the named executive officer and members of his immediate family for a period of twenty-four (24) months after the termination date in the case of Mr. Callahan (twelve months, and exclusive of disability coverage in the cases of Messrs. McClure and Bondi); also includes the continuation of life and vision insurance by the Company during the twenty-four (24) month post-termination period in the case of Mr. Callahan.
5

Market value based on a closing share price of $4.08 for the Company’s common stock on the NASDAQ Global Select Market on December 31, 2009 (the last trading day for the NASDAQ Global Select Market in 2009). The amount reflects the market value of shares of the Company’s restricted common stock previously granted to the named executive officer under the Company’s Amended and Restated 2004 Stock Incentive plan which, in the absence of: (i) the termination of the named executive officer’s employment agreement by the Company following a Change in Control, or (ii) the termination of the named executive officer’s employment without Cause by the Company or his departure for Good Reason following a Change in Control, would have vested on a date or dates subsequent to December 31, 2009.
6	Amount reflects all incentive and/or non-qualified stock options previously granted to the named executive officer under the Company’s Amended and Restated 2004 Stock Incentive Plan which, in the absence of: (i) the termination of the named executive officer’s employment agreement with the Company following a Change in Control, or (ii) the termination of the named executive officer without Cause by the Company or his departure for Good Reason following a Change in Control, would have vested on a date or dates subsequent to December 31, 2009. In the cases of Messrs. Callahan and Bondi, stock options that have vested on an accelerated basis are exercisable within one (1) month of the termination or Change of Control event (which for purposes of this table is December 31, 2009). None of Mr. McClure’s previously unvested stock options automatically vest in the event of the termination of his employment agreement by the Company following a Change in Control, or his termination without Cause by the Company or his departure for Good Reason following a Change in Control. All stock options held by any named executive officers with accelerated vesting rights in this Table 2 were either fully vested prior to such hypothetical December 31, 2009 date, or were out-of-the-money at all times during their appropriate and respective exercise periods thereafter. All out-of-the money options are assumed to have expired unexercised for purposes of this Table 2.
7	Consists of an estimated “gross-up” payment to be made to the named executive officer in order to alleviate any excise, related state or federal income tax and Medicare payment liabilities resulting from Change in Control payments made to the named executive officer pursuant to his employment agreement.

ITEM 2 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed KPMG LLP as Affirmative’s independent registered public accounting firm for the fiscal year ending December 31, 2010. Services provided to Affirmative and its subsidiaries by KPMG LLP in fiscal year 2009 are described under “Audit Committee – Independent Registered Public Accounting Firm Fees.”

We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, our Audit Committee is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice.

Representatives of KPMG LLP will be present at the Annual Meeting telephonically to respond to appropriate questions and to make such statements as they may desire.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE AUDIT COMMITTEE RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the calendar year ended December 31, 2009, the Company was in compliance with all Section 16(a) filing requirements applicable to its insiders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following are stockholders known by the Company to beneficially own 5% or more of its outstanding common stock as of the Record Date. Information regarding the following stockholders has been obtained from reports filed by the persons listed with the Securities and Exchange Commission and/or from the beneficial owners.

Name of Beneficial Holder	Address of Beneficial Holder	Amount and Nature of Ownership		Percentage of Class Owned(1)
New Affirmative LLC	717 Fifth Avenue 26th Floor New York, New York 10022	7,860,927	(2)	51.0%
Long Meadow Investors, LLC, Michael J. Moss & Long Meadow Holdings, L.P., Jonathan W. Old III	1200 High Ridge Road, Stamford, Connecticut 06905	954,927	(3)	6.2%
Red Mountain Capital Partners, LLC	10100 Santa Monica Boulevard, Suite 925, Los Angeles, CA 90067	786,497	(4)	5.1%

(1)	The Company based its calculation of the percentage of beneficial ownership on 15,415,358 shares of common stock outstanding on the Record Date. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, the Company deemed outstanding shares of common stock subject to options held by that person that were currently exercisable at, or were exercisable within 60 days of, the Record Date. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
(2)	Based upon statements in Amendment No. 4 to Schedule 13D jointly filed by New Affirmative LLC (New Affirmative), Affirmative Investment LLC, Affirmative Associates LLC and J. Christopher Flowers (the reporting persons), on August 31, 2006, the reporting persons have shared power to vote or to direct to vote 7,860,927 shares of common stock that may be deemed to be beneficially owned by them and to dispose or to direct the disposition of 7,860,927 shares of common stock that may be deemed to be beneficially owned by each of them. As a result of their ownership interest in and control of New Affirmative, each of Affirmative Investment, Affirmative Associates and Mr. Flowers may be deemed to control New Affirmative and therefore may be deemed to hold voting and/or dispositive power over such shares of common stock as described in the prior sentence. Mr. Flowers disclaims beneficial ownership of such shares of common stock.
(3)

According to information contained in Amendment No. 4 to Schedule 13G filed with the SEC on February 19, 2010, Long Meadow Holdings, L.P. (LMH), beneficially owns 848,946 shares of Affirmative’s common stock, which constitutes 5.5% of the Company’s total outstanding common stock at December 31, 2009. According to Amendment No. 4 to Schedule 13G, Long Meadow Investors, LLC (LMI) is the general partner of LMH, and because it could be deemed to share voting and dispositive power with LMH over the 848,946 shares of the Company’s common stock owned by LMH, LMI may be deemed to be the beneficial owner of such shares. LMI disclaims beneficial ownership of all shares of the Company’s common stock held by other persons. According to Amendment No. 4 to Schedule 13G, Jonathan W. Old, III is a managing member of LMI. Because Mr. Old is a managing member of the general partner of LMH, and because he could be deemed to share with LMI voting and dispositive power over the 848,946 shares of the Company’s common stock held by LMH, Mr. Old may be deemed to be the beneficial owner of such shares. In addition, Mr. Old is the beneficial owner of 20,000 shares of the Company’s common stock, which he owns personally. Mr. Old disclaims beneficial ownership of all shares of the Company’s common stock held by other persons. According to Amendment 4 to Schedule 13G, Michael J. Moss is a managing member of LMI. Because Mr. Moss is a managing member of the general partner of the Partnership and shares the responsibilities of managing LMI with Mr. Old, and because he could be deemed to share with LMI and Mr. Old voting and dispositive power over the 848,946 shares of the Company’s common stock held by LMH, Mr. Moss may be deemed to be the beneficial owner of such shares. Mr. Moss is the beneficial owner of 55,757 shares of the Company’s common stock that he holds personally. Additionally, Mr. Moss’ spouse and children hold an aggregate of 30,224 shares of the Company’s common stock, and because Mr. Moss could be deemed to share with his wife and children voting and dispositive power over the shares of the Company’s common stock held by them, Mr. Moss may be deemed to be the beneficial owner of such common stock. Therefore, according to Amendment No. 4 to Schedule 13G, Mr. Moss may be deemed to be the beneficial owner of an aggregate of 934,927 shares, which constitutes 6.1% of the Company’s common stock outstanding. Mr. Moss disclaims beneficial ownership of all shares of the Company’s common stock held by other persons. Thus, pursuant to the disclosures made in Amendment No. 4 to Schedule 13G, LMH and Messrs. Moss and Old have the power to vote a total of 954,927 shares, which constitutes 6.2% of the Company’s common stock outstanding.
(4)	According to information contained in Schedule 13D filed with the SEC on July 10, 2008, Red Mountain Capital Partners, LLC (RMCP) beneficially owns 786,497 shares of Affirmative’s common stock, which constitutes approximately 5.1% of the Company’s outstanding common stock at December 31, 2009. According to the Schedule 13D, (i) Red Mountain Capital Partners II, L.P. (RMCP II) and Red Mountain Capital Partners III, L.P. (RMCP III) are the nominal owners of the 786,497 shares of Affirmative’s common stock, (ii) RMCP GP LLC (RMCP GP) is the general partner of both RMCP II and RMCP III, (iii) RMCP is the Managing Member of RMCP GP, and thus may be deemed to control RMCP GP and each entity directly or indirectly controlled by RMCP GP (including RMCP II and RMCP III), and (iv) Red Mountain Capital Management, Inc. (RMCM) is the managing member of RMCP and thus may be deemed to control RMCP and each entity directly or indirectly controlled by RMCP. Mr. Willem Mesdag is the president and sole executive officer, director and shareholder of RMCM and thus may be deemed to control RMCM and each entity that is directly or indirectly controlled by RMCM (including RMCP). Mr. Mesdag’s principal occupation is listed as the Managing Partner of RMCP. J. Christopher Teets, a director of the Company, is a Partner with RMCP, and may therefore be deemed to hold voting and/or dispositive power over the shares of the Company’s common stock that are nominally owned by RMCP II and RMCP III. Mr. Teets does not control RMCP, RMCP II, RMCP III, RMCP GP or RMCM, and has disclaimed beneficial ownership of all shares of the Company’s common stock that are owned by those entities.

Directors and Executive Officers

The following table sets forth information regarding beneficial ownership of Common Stock by: (i) each individual and named executive officer, and (ii) current directors (including director nominees who are not presently directors) and named executive officers as a group, all as of the Record Date.

Name of Beneficial Holder	Amount of Beneficial Ownership(1)		Percentage of Class Owned
Kevin R. Callahan	588,000	(2)	3.7%
Michael J. McClure	89,500	(3)	*
Robert A. Bondi	153,273	(4)	1.0%
M. Sean McPadden	58,410	(5)	*
Gary Y. Kusumi	—		*
Mory Katz	—		*
Thomas C. Davis	35,005	(6)	*
Suzanne T. Porter	36,005	(6)	*
Nimrod T. Frazer	—	(7)	*
David I. Schamis	—	(8)	*
Avshalom Y. Kalichstein	—	(8)	*
J. Christopher Teets	—	(9)	*
Paul J. Zucconi	19,518	(6)	*
All Executive Officers and Directors as a Group(10) (12 persons)	921,301	(11)	5.7%

*	Less than 1%.

(1)	The Company based its calculation of the percentage of beneficial ownership on 15,415,358 shares of common stock outstanding on the Record Date. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, the Company deemed outstanding shares of common stock subject to options held by that person that were currently exercisable at, or were exercisable within sixty (60) days of the Record Date. The Company did not deem these shares outstanding except for the purpose of computing the percentage ownership of any other person.
(2)	Includes options to purchase up to 458,000 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date. Also includes 70,000 shares of restricted stock that were granted in October 2006 that vest in equal installments each year over the five-year period following the date of grant.
(3)	Reflects options to purchase up to 87,500 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date.
(4)	Includes 25,000 total shares of restricted stock that were granted in November 2006 that vest in equal installments each year over the five-year period immediately following the date of grant, and 7,273 total shares of restricted stock that were granted in February 2007 that vest in equal installments over the five (5)-year period immediately following the date of grant. Also includes options to purchase up to 96,000 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date.
(5)	Reflects latest number of shares of common stock known to be owned by Mr. McPadden as of the effective date of the termination of Mr. McPadden’s employment with the Company. No stock options previously held by Mr. McPadden were currently exercisable or exercisable at or within sixty (60) days of the Record Date.
(6)	Includes options to purchase up to 15,000 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date.
(7)	Does not include 7,860,927 shares of common stock of the Company owned by New Affirmative. Mr. Frazer was Chairman of the Board and Chief Executive Officer of The Enstar Group, Inc. (“Enstar”), a publicly traded company, from 1990 to 2006, and he was also its President from 1990 to 2001. Enstar is a non-managing member of Affirmative Investment LLC, which is a part-owner of New Affirmative. Mr. Frazer disclaims beneficial ownership of the shares of common stock of the Company owned by New Affirmative.
(8)	Does not include 7,860,927 shares of common stock of the Company owned by New Affirmative. Mr. Kalichstein is a manager of New Affirmative and is a Managing Director of J.C. Flowers & Co. L.L.C., which is the sole member and manager of Affirmative Associates LLC, which indirectly controls New Affirmative. Mr. Schamis is also a Managing Director of J.C. Flowers & Co. L.L.C. Messrs. Kalichstein and Schamis each disclaim beneficial ownership of the shares of common stock of the Company owned by New Affirmative.
(9)	Does not include 786,497 shares of common stock of the Company collectively owned by RMCP II and RMCP III. Mr. Teets is a partner of Red Mountain Capital Partners, LLC, which is the managing member of RMCP GP LLC, the general partner of RMCP II and RMCP III. Mr. Teets disclaims beneficial ownership of those shares of common stock of the Company owned by RMCP II and RMCP III.
(10)	Exclusive of Mr. McPadden, who was no longer employed with the Company as of the Record Date, and inclusive of Mr. Katz, who: (i) is a director nominee only and (ii) was not a director of the Company as of the Record Date.
(11)	Includes options to purchase up to an aggregate of 686,500 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date.

The Company knows of no other beneficial owners (as a group or otherwise) of more than five percent (5%) of the Company’s shares of Common Stock.

EXECUTIVE OFFICERS

Name	Age	Position
Kevin R. Callahan	48	Chief Executive Officer and Chairman of the Board
Michael J. McClure	49	Executive Vice President and Chief Financial Officer
Gary Y. Kusumi	63	Executive Vice President, President, Insurance Products and Services Group and President of Insurance Company Subsidiaries
Robert A. Bondi	47	Executive Vice President and President, Retail Agency Group
Joseph G. Fisher	40	Executive Vice President, General Counsel & Secretary

Kevin R. Callahan has been the Chief Executive Officer of the Company since October 3, 2006. He served as Interim Chief Executive Officer between November 2005 and his appointment as permanent CEO in October 2006. Mr. Callahan is the Chairman of the Board and Chairman of the Company’s Executive Committee. Mr. Callahan was formerly the Chief Executive Officer of Allianz Global Risks US Insurance Company from May 2002 to December 2004. Mr. Callahan was also the Chief Executive Officer of Aon Capital Markets from November 1996 to May 2002 and a Principal of Aon Risk Services North America from September 2000 to May 2002. Mr. Callahan has also served on the board of directors of Corus Bankshares, Inc. since February 2005 and Ascension Health Insurance, Inc. since October 2007.

Michael J. McClure has been our Executive Vice President and Chief Financial Officer since December 1, 2008. Mr. McClure served as Affirmative’s Senior Vice President of Financial Planning and Analysis from May 2007 until his appointment to the position of Executive Vice President and Chief Financial Officer. In addition to his current position with the Company, Mr. McClure presently serves on the Board of Directors of Corus Bankshares and is Chairman of its Audit Committee. Prior to joining the Company, Mr. McClure was Interim Chief Accounting Officer and a Managing Director of Residential Capital Corporation from 2004 to May 2007. From 1998 through 2003, Mr. McClure served in a variety of roles with Kemper Insurance, with most of his time spent as the Vice President of Finance.

Gary Y. Kusumi has been our Executive Vice President, President, Insurance Products and Services Group and President of each of our insurance company subsidiaries since April 6, 2010. From August 2008 through March 2009, Mr. Kusumi was the President of the Personal Lines insurance business at Hanover Insurance Company, where he was responsible for personal lines insurance distributed by independent agents. From April 1998 through May 2008, Mr. Kusumi was the President and Chief Executive Officer of the Personal Lines insurance business at GMAC, where he was responsible for a $1.6 Billion personal lines insurance group, with products including auto, motorcycle, recreational vehicle and commercial vehicle insurance sold through a variety of distribution channels. From 1995 to 1998, Mr. Kusumi was the Executive Vice President and then President of Windsor Group, and from 1993 to 1995, he was the President of Leader National Group (both Windsor Group and Leader National Group were affiliates of Great American Insurance Group at the time), where he was responsible for all aspects of personal lines property and liability insurance. In addition, from 1981 to 1992, Mr. Kusumi held several executive positions with the Progressive Companies, an insurance holding company, including Transportation Group President (1988-1992), Specialty Transportation Division President (1986-1988), Atlantic Division President (1986) and various product management positions (1981-1985).

Robert A. Bondi, has been our Executive Vice President and President, Retail Agency Group since April 12, 2010. He served as Executive Vice President and Chief Operating Officer between November 27, 2006 and the date of his appointment to the position of Executive Vice President and President, Retail Agency Group. From September 2000 through November 2006, Mr. Bondi served as the Managing Principal of Aon Client Services, the client services and administrative support organization for Aon Risk Services in the United States. From March 1998 through September 2000, Mr. Bondi was the Managing Director and Chief Administrative Officer of Aon Capital Markets. Prior to his employment with Aon Capital Markets, from May 1984 through March 1998, Mr. Bondi held several management positions in the Global Cash Management Department at Mellon Bank Corporation.

Joseph G. Fisher has been our Executive Vice President, General Counsel and Secretary since March 30, 2009. He served as Senior Vice President, General Counsel and Secretary between November 1, 2006 and the date of his appointment to the position of Executive Vice President, General Counsel and Secretary. Mr. Fisher oversees all legal related issues for the Company, and directs the Company’s in-house legal team in managing litigation, including the retention of outside counsel for non-claims related litigation or extra-contractual claims related litigation. Prior to joining the Company, Mr. Fisher practiced law at the law firm of McDermott Will & Emery LLP in Chicago from 1997 through October 2006, where he was most recently a partner in the trial department of said firm. As a member of McDermott’s trial department, Mr. Fisher concentrated his practice in the areas of complex commercial litigation, internal investigations, securities matters and white collar crime.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

New Affirmative LLC

New Affirmative LLC is the owner of 51.0% of our outstanding stock as of the Record Date. Messrs. David I Schamis and Avshalom Y. Kalichstein have directed that all compensation received for their services as directors of the Company be paid directly to their employer, J.C. Flowers & Co. LLC.

Red Mountain Capital Partners, LLC

Red Mountain Capital Partners II, L.P and Red Mountain Capital Partners III, L.P. are the owners of approximately 5.1% of our outstanding stock as of the Record Date. RMCP GP LLC is the general partner of these two limited partnerships, and Red Mountain Capital Partners, LLC is the managing member of RMCP GP LLC. Mr. Teets has directed that all compensation received for his services as a director of the Company be paid directly to his employer, Red Mountain Capital Partners, LLC.

Assumption of Lease from Kevin R. Callahan

On January 10, 2007, 227 West Monroe Street, Inc., as landlord (Landlord) for the premises maintained at the same address in Chicago, Illinois, executed a Consent to Assignment among the Landlord, KR Callahan & Company, LLC (“KRCC”), an entity whose sole member and manager is Kevin R. Callahan, our Chairman and Chief Executive Officer, and Affirmative Property Holdings, Inc. (Affirmative Property), an indirect wholly-owned subsidiary of ours, and approved the assignment (the Assignment) of the leasehold interest held by KRCC to Affirmative Property with effect from December 1, 2006. Pursuant to the Assignment, KRCC assigned to Affirmative Property all of its right, title and interest in and to the Lease (the Lease), dated May 8, 2006, between KRCC, as tenant, and the Landlord, and Affirmative Property agreed with KRCC to assume all obligations of KRCC, as tenant, under the Lease. The Lease relates to approximately 4,000 square feet of office space in Chicago, Illinois used by our Claims Staff Counsel. The Lease continues until July 31, 2016 and provides for an average monthly rent of approximately $9,690. In addition, Affirmative Property will be responsible for the payment of taxes, common area maintenance charges and other customary occupancy costs. Under the Assignment, we agreed to guarantee the payment and performance of all obligations of Affirmative Property under the Lease until such time as the Lease terminates and all obligations of Affirmative Property thereunder are satisfied or Affirmative Property is released by the Landlord of all of its obligations under the Lease.

In connection with the Lease, KRCC had procured a Letter of Credit in favor of the Landlord in the amount of $293,257 as a security deposit against KRCC’s obligations under the Lease. In connection with the Assignment, Affirmative Property agreed to replace KRCC’s Letter of Credit at a future date with a Letter of Credit of like amount issued in favor of the Landlord on Affirmative Property’s behalf. On May 30, 2007, Affirmative Insurance Holdings, Inc. entered into an irrevocable Letter of Credit in favor of the Landlord in the amount of $293,257 as a replacement for the KRCC Letter of Credit. Subsequently, on June 2, 2008, Affirmative Insurance Holdings, Inc. entered into an amendment to its irrevocable Letter of Credit (with the consent of the Landlord), wherein, pursuant to the terms of the same, the amount of said Letter of Credit was reduced to $150,148 effective August 1, 2009.

We and Mr. Callahan had agreed at the time of Mr. Callahan’s appointment as our permanent Chief Executive Officer that the Company or one of its subsidiaries would assume KRCC’s obligations under the Lease. The Audit Committee of our Board approved the assumption of the Lease by the Company or one of its subsidiaries on November 6, 2006.

ADDITIONAL INFORMATION

Stockholders Sharing a Common Address

If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one proxy statement for each company in which you hold stock through that broker or bank. Nevertheless, each stockholder will receive a separate proxy card. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented, and will send one copy of our proxy statement to your address. You may revoke your consent to householding by contacting your broker, if you hold common stock in street name, or the secretary of the Company, if you are the registered holder of the common stock. The revocation of your consent to householding will be effective 30 days following its receipt. Upon written or oral request to the Secretary of the Company at the address or telephone number provided above, the Company will deliver promptly a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of this proxy statement was delivered. By written or oral request to the same address (i) a stockholder may direct a notification to the Company that the stockholder wishes to receive a separate annual report or proxy statement in the future or (ii) stockholders who are sharing an address and who are receiving delivery of multiple copies of the Company’s annual reports or proxy statements can request delivery of only a single copy of these documents to their shared address.

Stockholder Proposals for Affirmative’s 2011 Annual Meeting

Stockholder proposals requested to be included in our proxy statement for our 2011 Annual Meeting or otherwise must be in writing and received by us by December 24, 2010, provided that proposals are submitted by eligible stockholders who have complied with the relevant regulations of the SEC regarding stockholder proposals and our bylaws. A copy of our bylaws is available from the Secretary of the Company upon written request. Proposals should be directed to the Secretary of the Company at the address listed above.

Incorporation by Reference

The material under the headings “Compensation Committee Report,” “Report of the Audit Committee” and the disclosure regarding independence of the members of the Audit Committee shall not be deemed to be “filed” with the SEC nor deemed incorporated into any future filing with the SEC, except to the extent that we specifically incorporate it by reference into the filing.

OTHER MATTERS

The Board knows of no other business that will be presented at the 2010 Annual Meeting. If any other business is properly brought before the 2010 Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the Board. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

QUESTIONS?

If you have questions or need more information about the Annual Meeting, write to:

Affirmative Insurance Holdings, Inc.

4450 Sojourn Drive, Suite 500

Addison, Texas 75001

Attention: Joseph G. Fisher, Secretary

By order of the Board of Directors

Kevin R. Callahan Chief Executive Officer and Chairman of the Board of Directors

April 30, 2010

Addison, Texas

		Admission Ticket

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004

000000000.000000 ext        000000000.000000 ext

000000000.000000 ext        000000000.000000 ext

000000000.000000 ext        000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

		VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 am., Central Time, on June 8, 2010.
		Vote by Internet • Log on to the Internet and go to www.investorvote.com/AFFM • Follow the steps outlined on the secured website.

Vote by telephone

•    Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•    Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Item 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Kevin R. Callahan	☐	☐	02 - Thomas C. Davis	☐	☐	03 - Nimrod T. Frazer	☐	☐

04 - Avshalom Y. Kalichstein	☐	☐	05 - Mory Katz	☐	☐	06 - David I. Schamis	☐	☐

07 - J. Christopher Teets	☐	☐	08 - Paul J. Zucconi	☐	☐

	For	Against	Abstain

2. Ratify the Appointment of KPMG LLP as the Company’s Independent Registered Public Accountants for 2010.	☐	☐	☐	In their discretion, the Proxies are authorized to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign exactly as name appears above. Joint owners each should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

+

You are cordially invited to attend the

Annual Meeting of Stockholders of

AFFIRMATIVE INSURANCE HOLDINGS, INC.

To be held

Tuesday, June 8, 2010

2:00 p.m. Central Time,

150 Harvester Drive, Suite 300

Burr Ridge, Illinois 60527

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Affirmative Insurance Holdings, Inc.

Proxy Solicited on Behalf of the Board of Directors

for the 2010 Annual Meeting of Stockholders

The undersigned hereby appoints Kevin R. Callahan, Michael J. McClure and Joseph G. Fisher as proxies, each with power to act alone and with full power of substitution, to vote all of the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Affirmative Insurance Holdings, Inc. to be held on Tuesday, June 8, 2010, at 2:00 p.m. Central time and any postponements or adjournments thereof, with all the powers that the undersigned would possess if personally present.

The undersigned acknowledges receipt of the 2010 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ITEMS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN ITEM 1 AND FOR ITEM 2.

The Board of Directors unanimously recommends a vote FOR each of the nominees listed on the reverse side and FOR Item 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, and FOR Item 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Kevin R. Callahan	☐	☐	02 - Thomas C. Davis	☐	☐	03 - Nimrod T. Frazer	☐	☐

04 - Avshalom Y. Kalichstein	☐	☐	05 - Mory Katz	☐	☐	06 - David I. Schamis	☐	☐

07 - J. Christopher Teets	☐	☐	08 - Paul J. Zucconi	☐	☐

	For	Against	Abstain
2. Ratify the Appointment of KPMG LLP as the Company’s Independent Registered Public Accountants for 2010.	☐	☐	☐	In their discretion, the Proxies are authorized to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign exactly as name appears above. Joint owners each should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X 0 2 4 7 4 9 2	+
0170RA

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Affirmative Insurance Holdings, Inc.

Proxy Solicited on Behalf of the Board of Directors

for the 2010 Annual Meeting of Stockholders

The undersigned hereby appoints Kevin R. Callahan, Michael J. McClure and Joseph G. Fisher as proxies, each with power to act alone and with full power of substitution, to vote all of the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Affirmative Insurance Holdings, Inc. to be held on Tuesday, June 8, 2010, at 2:00 p.m. Central Time and any postponements or adjournments thereof, with all the powers that the undersigned would possess if personally present.

The undersigned acknowledges receipt of the 2010 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ITEMS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN ITEM 1 AND FOR ITEM 2.

The Board of Directors unanimously recommends a vote FOR each of the nominees listed on the reverse side and FOR Item 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

CONTINUED AND TO BE SIGNED ON REVERSE SIDE